Exhibit 99.3

Execution Version

COOPERATION AGREEMENT

This COOPERATION AGREEMENT (this “Agreement”) is made and entered into as of April 28, 2021, by and among Cedar Realty Trust, Inc., a Maryland corporation (the “Company”), Camac Fund, LP, a Delaware limited partnership, Camac Partners, LLC, a Delaware limited liability company, Camac Capital, LLC, a Delaware limited liability company, and Eric Shahinian (collectively, the “Investor Group”), and Richard H. Ross and Sharon Stern (Mr. Ross and Ms. Stern, the “Investor Group Designees”). The Company and the Investor Group are each herein referred to as a “party” and collectively, the “parties.”

WHEREAS, on November 9, 2020, the Investor Group filed a Schedule 13D with the SEC with respect to the Company, as amended on February 2, 2021 and March 1, 2021 (as may be amended, the “Schedule 13D”);

WHEREAS, certain members of the Investor Group submitted a letter to the Company on February 26, 2021 (the “Nomination Notice”) nominating seven director candidates to be elected to the Board of Directors of the Company (the “Board”) at the Company’s 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”); and

WHEREAS, the Company and the Investor Group have determined to come to an agreement with respect to the composition of the Board and certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. Board Composition and Related Matters.

(a) Simultaneous with the execution and delivery of this Agreement, the Investor Group hereby irrevocably withdraws the Nomination Notice and any related materials, demands or notices submitted to the Company in connection therewith.

(b) Simultaneous with the execution and delivery of this Agreement, the Investor Group shall immediately cease all efforts, direct or indirect, in furtherance of the Nomination Notice and any related solicitation in connection with the Nomination Notice.

(c) Simultaneous with the execution and delivery of this Agreement, each Investor Group Designee has executed and delivered to the Company an irrevocable conditional letter of resignation from the Board in the form attached hereto as Exhibit A (the “Resignation Letter”).

(d) Effective upon the execution and delivery of this Agreement, the Board shall increase the size of the Board from seven to ten directors and appoint the Investor Group Designees to fill two of the vacancies resulting from the increase in the size of the Board with terms expiring at the 2021 Annual Meeting. Prior to the 2021 Annual Meeting, the Board will not increase the size of the Board other than as contemplated by this Section 1(d).

(e) At the 2021 Annual Meeting, the Board’s slate of directors will be Abraham Eisenstat, Gregg A. Gonsalves, Sabrina L. Kanner, Steven G. Rogers, Bruce J. Schanzer, Darcy Morris and the Investor Group Designees. The Company confirms that two of the Company’s incumbent directors, Roger Widmann and Pamela Hootkin, will not stand for reelection to the Board at the 2021 Annual Meeting. Effective at the conclusion of the 2021 Annual Meeting, the size of the Board shall be reduced to eight directors and shall not thereafter exceed eight directors until the Termination Date.

(f) Subject to applicable stock exchange rules with respect to service on the applicable committee, the Company agrees that, immediately following the execution of this Agreement and continuing until the Termination Date, the Board and all applicable committees of the Board shall take all action necessary to provide each Investor Group Designee with the opportunity to be appointed to at least two standing committees of the Board and, upon such Investor Group Designee’s consent to serve, immediately appoint such Investor Group Designee to such standing committee(s) of the Board. As of the date of this Agreement, the only committees of the Board (standing or otherwise) are the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee (the “Nominating Committee”). Until the Termination Date, the Board will not form any new committees unless it offers to appoint at least one of the Investor Group Designees to such committee. Until the Termination Date and subject to the understanding in Section 1(j), the Board or any applicable committee or subcommittee of the Board shall not implement any policy restricting the ability of any member of the Board to attend meetings of the Board or meetings of its committees or subcommittees.

(g) The Board will not utilize committees of the Board for the purpose of discriminating against the Investor Group Designees, and the Investor Group Designees will, while a member of the Board, have access to Board committee materials and shall be entitled to notice of, and to attend and participate in, Board committee meetings to the same extent as the other members of the Board, subject to the understanding in Section 1(j). Until the Termination Date, the Board will not create any “executive committee” of the Board, or delegate to any existing or new committee of the Board responsibilities substantially similar to those of an executive committee. Prior to the date of this Agreement, the Company has not taken any actions that would be deemed violations of this Section 1(g) or Section 1(f) that have not been previously disclosed to the Investor Group.

(h) Until the Termination Date, the Company shall, with respect to any Stockholder Meeting at which directors are to be elected, (i) include the Investor Group Designees as nominees for election to the Board in the Company’s proxy statement and proxy card for such meeting, (ii) recommend to the stockholders of the Company the election of the Investor Group Designees to the Board and (iii) solicit proxies in favor of the election of the Investor Group Designees to the Board in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees. In connection with the foregoing, each Investor Group Designee consents to be named by the Company as a nominee for election to the Board in the proxy statement, proxy card and other solicitation materials of the Company for the 2021 Annual Meeting, and agrees, if elected, to act in the capacity of a director of the Company.

(i) The Investor Group understands, and each Investor Group Designee agrees, that, in such Investor Group Designee’s capacity as a director of the Company, such Investor Group Designee is obligated to comply with the terms of the Company’s Articles of Incorporation (as may be amended and supplemented from time to time, the “Charter”), Amended and Restated By-Laws (as may be amended from time to time, the “By-Laws”), committee charters, corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and guidelines and similar governance documents that are applicable to all of the Company’s non-employee directors.

(j) The Investor Group understands, and each Investor Group Designee agrees, that the Board or any committee thereof, in the observance of the standard of conduct owed by directors of a Maryland corporation, may recuse such Investor Group Designee from any portion of a Board or committee meeting, and restrict access to applicable information of the Company, to the extent relating to (i) this Agreement, including the interpretation and enforcement thereof or (ii) any proposed transaction between the Company and any member of the Investor Group, or any of their respective Affiliates.

(k) Other than as agreed to by the Company, the Investor Group agrees that, until the Termination Date, it will not enter into any contracts, plans or arrangements, written or otherwise, with any Investor Group Designee providing for any compensation, reimbursement of expenses or indemnification of the Investor Group Designee solely in connection with or related to such Investor Group Designee’s service on the Board.

(l) The Investor Group acknowledges and agrees that if at any time prior to the Termination Date, the Investor Group’s aggregate Net Long Position is less than 3.0% of the then-outstanding common stock of the Company, par value $0.01 per share (the “Common Stock”) (subject to adjustment for stock splits, stock dividends, reclassifications, combinations, issuances and similar adjustments) (the “Ownership Minimum”), (i) one Investor Group Designee selected by the Board (within ten days following the receipt of notice that the Investor Group’s Net Long Position is less than the Ownership Minimum) shall be obligated to immediately tender his or her resignation pursuant to the Resignation Letter (it being understood that the Board shall have the right to decline the resignation), and (ii) the rights of the members of the Investor Group in Section 1(m) in respect of such Investor Group Designee shall terminate immediately. The Investor Group shall provide written notice to the Company within five days following the date on which the Investor Group’s Net Long Position falls below the Ownership Minimum. The Investor Group shall provide written notice to the Company within five days following the end of each calendar quarter regarding the Investor Group’s aggregate Net Long Position (it being understood that, notwithstanding anything to the contrary in this Agreement, the Company’s sole remedy should the Investor Group fail to provide such notice will be the right to request that the Investor Group promptly provide such notice), provided, however, that such notice shall be deemed provided so long as the Investor Group continues to have filed a statement of beneficial ownership on Schedule 13D pursuant to the Exchange Act with respect to the Company.

(m) Until the Termination Date and subject to Section 1(l), in the event that an Investor Group Designee (or any Replacement Designee for him or her) is not serving on the Board for any reason, then the members of the Investor Group shall be entitled to designate, subject to the approval (not to be unreasonably withheld or delayed) of the Nominating Committee, a candidate for replacement of such Investor Group Designee (such replacement, a “Replacement Designee”). Any Replacement Designee shall qualify as an Independent Director. The Nominating Committee shall, in good faith and consistent with the standard of conduct owed by directors of a Maryland corporation, approve or deny any candidate for Replacement Designee within five Business Days after such candidate has: (i) successfully completed a customary background check; (ii) completed a reasonably satisfactory interview with the Nominating Committee (which interview will be held no later than three Business Days after the identification of the candidate for Replacement Designee); and (iii) provided the Company with (A) a completed director questionnaire (in the form to be provided by the Company, which form will be consistent with the Company’s standard D&O questionnaire), (B) executed a customary joinder to this Agreement to join such Replacement Designee to this Agreement as an Investor Group Designee hereunder and (C) an executed Resignation Letter. In the event that the Nominating Committee declines to approve a candidate for Replacement Designee, the members of the Investor Group may propose one or more additional candidates, subject to the approval process described above, until a Replacement Designee is approved by the Nominating Committee. Following the approval of a candidate for Replacement Designee by the Nominating Committee, the Board shall promptly (and in any event within two Business Days) appoint such Replacement Designee to the Board. Upon his or her appointment to the Board, such Replacement Designee shall be deemed to be an Investor Group Designee for all purposes under this Agreement. Prior to exercising its right to recommend a Replacement Designee for appointment to the Board in accordance with this Section 1(m), the Investor Group shall disclose to the Company its aggregate Net Long Position.

(n) The Company shall hold the 2021 Annual Meeting no later than June 15, 2021. The only matters to be considered at the 2021 Annual Meeting will be (i) the election of eight director nominees to the Board (as specified in Section 1(d)), (ii) the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021, and (iii) the Company’s “say-on-pay” proposal. The Company shall hold the 2022 Annual Meeting no later than the first anniversary of the 2021 Annual Meeting.

(o) The Company acknowledges that the Investor Group Designees may have certain rights to other indemnification, advancement of expenses and/or insurance from sources outside of the Company and its insurers (collectively, the “Other Indemnitors”). The Company agrees that (A) solely with respect to actions of an Investor Group Designee in his or her capacity as a member of the Board (or in such other capacity pursuant to which such Investor Group Designee is entitled to indemnification under the Charter, By-Laws or any other written agreement between the Company and an Indemnitee (collectively, and as each may be amended or supplemented from time to time, the “Indemnification Agreements”)), it is the indemnitor of first resort (i.e., its obligations to the Investor Group Designees (the “Indemnitees” and each, an “Indemnitee”) are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnitee are secondary), (B) solely to the extent (1) legally permitted and (2) required by the terms of the Indemnification Agreements, that the Company shall be required to advance the full amount of expenses incurred by an Indemnitee and shall be liable for the full amount of all losses, claims, damages, liabilities and expenses (including attorneys’ fees, judgments, fines, penalties and amounts paid in settlement), and (C) it irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Other Indemnitors on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Company shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Company. The Company and each Indemnitee agree that the Other Indemnitors are express third party beneficiaries of the terms of this Section 1(m).

(p) The Investor Group Designees will be entitled to the same director benefits as other non-employee members of the Board, including (i) compensation for such director’s service as a director and reimbursement of such director’s expenses on the same basis as all other non-employee directors of Company; (ii) equity-based compensation grants and other benefits, if any, on the same basis as all other non-employee directors of Company; and (iii) the same rights of indemnification and directors’ and officers’ liability insurance coverage as the other non-employee directors of Company as such rights may exist from time to time. The Company agrees that the Investor Group Designees are express third party beneficiaries of the terms of this Section 1(p).

2. Voting Commitment. Until the Termination Date, each member of the Investor Group shall, or shall cause its Affiliates and Associates to, appear in person or by proxy at each Stockholder Meeting for quorum purposes and to vote all shares of Common Stock that are beneficially owned by it and over which it has voting power in accordance with the Board’s recommendations as such recommendations of the Board are set forth in the applicable definitive proxy or consent statement filed in respect thereof with respect to (a) the election, removal and/or replacement of directors (a “Director Proposal”) and (b) any other proposal submitted to the stockholders at a Stockholder Meeting, other than a proposal with respect to an Extraordinary Transaction; provided, however, that in the event either ISS or Glass Lewis issues a voting recommendation that differs from the voting recommendation of the Board with respect to any Company proposal (other than a Director Proposal) presented at any Stockholder Meeting, the members of the Investor Group shall be permitted to vote all or some of the shares of Common Stock that they beneficially own and over which they have voting power at such Stockholder Meeting in accordance with such ISS or Glass Lewis recommendation.

3. Standstill. Prior to the Termination Date, except as otherwise provided in this Agreement, without the prior written consent of the Board, the members of the Investor Group shall not, and shall instruct their Affiliates not to, directly or indirectly (in each case, except as permitted by this Agreement):

(a) (i) acquire, offer or seek to acquire, agree to acquire or acquire rights to acquire (except by way of stock dividends or other distributions or offerings made available to holders of voting securities of the Company generally on a pro rata basis), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a group, through swap or hedging transactions or otherwise, any voting securities of the Company (other than through a broad-based market basket or index) or any voting rights decoupled from the underlying voting securities that would result in the Investor Group owning or controlling more than 9.9% of the then-outstanding shares of Common Stock in the aggregate (the “Ownership Cap”); provided, however, that the Board may increase the Ownership Cap by an affirmative vote of a majority of the Board; or (ii) sell or otherwise transfer its shares of Common Stock, other than in open market sale transactions where the identity of the purchaser is not known and in underwritten widely dispersed public offerings, to any Third Party (except for Schedule 13G filers that are mutual funds, pension funds or index funds with no known history of activism) that, to the Investor Group’s actual knowledge (it being understood that such knowledge shall be deemed to exist with respect to any publicly available information, including information in documents filed with the SEC), would result in such Third Party, together with its Affiliates and Associates, owning, controlling or otherwise having any beneficial or other ownership interest in the aggregate of more than 4.9% of the shares of Common Stock outstanding at such time or that would increase the beneficial ownership interest of any Third Party who, together with its Affiliates and Associates, has a beneficial or other ownership interest in the aggregate of more than 4.9% of the shares of Common Stock outstanding at such time;

(b) (i) nominate, recommend for nomination or give notice of an intent to nominate or recommend for nomination a person for election at any Stockholder Meeting at which the Company’s directors are to be elected; (ii) knowingly initiate, encourage or participate in any solicitation of proxies or consents in respect of any election contest or removal contest at any Stockholder Meeting with respect to the Company’s directors; (iii) submit, initiate, make or be a proponent of any stockholder proposal for consideration at, or bring any other business before, any Stockholder Meeting; (iv) knowingly initiate, encourage or participate in any solicitation of proxies or consents in respect of any stockholder proposal for consideration at, or other business brought before, any Stockholder Meeting; or (v) knowingly initiate, encourage or participate in any “withhold,” “against,” “vote no,” defeat quorum or similar campaign with respect to any Stockholder Meeting; provided, however, that nothing in this Section 3 will be interpreted to restrict the Investor Group’s ability to privately recommend candidates for the Board;

(c) form, join or in any way participate in any group or agreement of any kind with respect to any voting securities of the Company, including in connection with any election or removal contest with respect to the Company’s directors or any stockholder proposal or other business brought before any Stockholder Meeting (other than with the members of the Investor Group or one or more of their Affiliates and Associates who are instructed to comply with the terms and conditions of this Agreement);

(d) deposit any voting securities of the Company in any voting trust or subject any voting securities of the Company to any arrangement or agreement with respect to the voting thereof (other than any such voting trust, arrangement or agreement solely among members of the Investor Group and otherwise in accordance with this Agreement);

(e) seek publicly, alone or in concert with others, to amend any provision of the Charter or By-Laws;

(f) demand an inspection of the Company’s books and records;

(g) (i) make any public proposal with respect to or (ii) make any public statement or otherwise knowingly seek to encourage, advise or assist any person in so publicly encouraging or advising with respect to: (A) any change in the number or term of directors serving on the Board or the filling of any vacancies on the Board, (B) any change in the capitalization or dividend policy of the Company, (C) any other change in the Company’s management, governance, corporate structure, affairs or policies, (D) any Extraordinary Transaction or any material acquisition of any assets or businesses of the Company or any of its subsidiaries, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or (F) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(h) knowingly initiate, make or in any way participate (other than as a stockholder), directly or indirectly, in any Extraordinary Transaction or make, directly or indirectly, any proposal, either alone or in concert with others, to the Company or the Board that would reasonably be expected to require a public announcement or disclosure regarding any such matter;

(i) enter into any negotiations, agreements or understandings with any Third Party with respect to the foregoing, or knowingly advise, assist, encourage or seek to persuade any Third Party to take any action with respect to any of the foregoing;

(j) publicly make or in any way advance publicly any request or proposal that the Company or the Board amend, modify or waive any provision of this Agreement; or

(k) take any action challenging the validity or enforceability of this Section 3 or this Agreement unless the Company is challenging the validity or enforceability of this Agreement; provided, however, that (x) the restrictions in this Section 3 shall not prevent the members of the Investor Group from (1) making any factual statement as required by applicable legal process, subpoena or legal requirement from any governmental authority with competent jurisdiction over the party from whom information is sought (so long as such request did not arise as a result of action by any of the members of the Investor Group), (2) making any confidential communication to the Company that would not be reasonably expected to trigger public disclosure obligations for either party or (3) communicating with stockholders of the Company and others in a manner that does not otherwise violate this Agreement; and (y) the restrictions in this Section 3 shall not restrict the members of the Investor Group from tendering shares, receiving payment for shares or otherwise participating in any such transaction on the same basis as the other stockholders of the Company or from participating in any such transaction that has been approved by the Board, subject to the other terms of this Agreement.

4. Non-Disparagement. Prior to the Termination Date, the Company and each member of the Investor Group shall each refrain from making, and shall instruct their respective Affiliates and its and their respective principals, directors, members, general partners, officers and employees, not to make or cause to be made any statement or announcement, including in any document or report filed with or furnished to the SEC or through the press, media, analysts or other persons, that constitutes an ad hominem attack on, or otherwise disparages, defames, slanders, impugns or is reasonably likely to damage the reputation of, (a) in the case of statements or announcements by any of the Investor Group or their related parties described above: the Company or any of its Affiliates, subsidiaries or advisors, or any of its or their respective current or former officers, directors or employees, and (b) in the case of statements or announcements by the Company or its related parties described above: the members of the Investor Group or any of the their Affiliates, subsidiaries or advisors, any of their respective current or former officers, directors, members, general partners or employees, or any of the seven director candidates named in the Nomination Notice. The restrictions in this Section 4 shall not (a) apply to (i) any compelled testimony or production of information, whether by legal process, subpoena or as part of a response to a request for information from any governmental or regulatory authority with jurisdiction over the party from whom information is sought, in each case, to the extent required, or (ii) any disclosure that such party reasonably believes, after consultation with outside counsel, to be legally required by applicable law, rules or regulations; (b) prohibit any party from reporting what it reasonably believes, after consultation with outside counsel, to be violations of federal law or regulation to any governmental authority pursuant to Section 21F of the Exchange Act or Rule 21F promulgated thereunder; or (c) apply to efforts to enforce either party’s rights pursuant to this Agreement in accordance with this Agreement. The limitations set forth in this Section 4 shall not prevent any party from responding to any public statement made by the other party of the nature described in this Section 4 if such statement by the other party was made in breach of this Agreement.

5. No Litigation. Prior to the Termination Date, each party hereby covenants and agrees that it shall not, and shall not permit any of its Representatives acting on its behalf to, directly or indirectly, alone or in concert with others, knowingly encourage, pursue or assist any other person to threaten or initiate any lawsuit, claim or proceeding before any court (each, a “Legal Proceeding”) against the other party or any of its Representatives, except for (a) any Legal Proceeding initiated primarily to remedy a breach of or to enforce this Agreement and (b) counterclaims with respect to any proceeding initiated by, or on behalf of one party or its Affiliates against the other party or its Affiliates; provided, however, that this Section 5 shall not prevent any party or any of its Representatives from (i) responding to oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes in connection with any Legal Proceeding if such Legal Proceeding has not been initiated by, on behalf of or at the direct or indirect suggestion of such party or any of its Representatives; (ii) bringing bona fide commercial disputes that do not in any manner relate to the subject matter of this Agreement; (iii) exercising statutory appraisal rights; or (iv) responding to or complying with a validly issued legal process. Each party represents and warrants that neither it nor any assignee has filed any lawsuit against the other party.

6. Permitted Actions. Nothing in this Agreement will prohibit or restrict any member of the Investor Group from: (a) communicating privately with the Chairman of the Board or the Company’s Chief Executive Officer; (b) taking any action necessary to comply with any law, rule or regulation or any action required by any governmental or regulatory authority or stock exchange that has, or may have, jurisdiction over such member of the Investor Group (so long as such requirement did not arise as a result of a breach by a member of the Investor Group of this Agreement); (c) privately communicating to any of their investors non-confidential information regarding the Company that is in the public domain; (d) making any private statement or announcement with respect to any Extraordinary Transaction or the issuance by the Company of its equity securities; (e) granting any liens or encumbrances on any claims or interests in favor of a bank or broker-dealer or prime broker holding such claims or interests in custody or prime brokerage in the ordinary course of business, which lien or encumbrance is released upon the transfer of such claims or interests in accordance with the terms of the custody or prime brokerage agreement(s), as applicable; or (f) negotiating, evaluating and/or trading, directly or indirectly, in any index, exchange traded fund, benchmark or other basket of securities that may contain, or otherwise reflect the performance of, any securities of the Company. Nothing in this Agreement will prohibit or restrict any Investor Group Designee from any action or inaction consistent with or required by the standard of conduct required of directors of a Maryland corporation.

7. Public Statements; SEC Filings.

(a) No later than one Business Day following the execution of this Agreement, the Company shall issue a press release (the “Press Release”) announcing this Agreement, substantially in the form attached hereto as Exhibit B. Following the issuance of the Press Release, any public statements by any party in respect of this Agreement or the subject matter hereof shall be consistent with the Press Release. Prior to the issuance of the Press Release, neither the Company nor the members of the Investor Group shall issue any press release or public announcement regarding this Agreement or take any action that would require public disclosure of this Agreement without the prior written consent of the other party.

(b) Promptly following the execution of this Agreement, the Company shall file with the SEC a Current Report on Form 8-K reporting its entry into this Agreement, disclosing applicable items to conform to its obligations hereunder and appending this Agreement as an exhibit thereto (the “Form 8-K”). The Form 8-K shall be consistent with the terms of this Agreement and the Press Release. The Company shall provide the members of the Investor Group and their Representatives with a reasonable opportunity to review and comment on the Form 8-K prior to the filing with the SEC and consider in good faith any comments of the members of the Investor Group and their Representatives.

(c) Promptly following the issuance of the Press Release, the Investor Group shall file with the SEC an amendment to its Schedule 13D in compliance with Section 13 of the Exchange Act reporting its entry into this Agreement, disclosing applicable items to conform to its obligations hereunder and including the terms of this Agreement and including this Agreement as an exhibit thereto (the “Schedule 13D Amendment”). The Schedule 13D Amendment shall be consistent with the terms of this Agreement and the Press Release. The Investor Group shall provide the Company and its Representatives with a reasonable opportunity to review the Schedule 13D Amendment prior to it being filed with the SEC and consider in good faith any comments of the Company and its Representatives.

8. Compliance with Securities Laws. The Investor Group acknowledges that it understands its obligations under the U.S. securities laws.

9. Affiliates and Associates. Each party shall instruct its controlled Affiliates and Associates to comply with the terms of this Agreement and shall be responsible for any breach of this Agreement by any such controlled Affiliate or Associate. A breach of this Agreement by a controlled Affiliate or Associate of a party, if such controlled Affiliate or Associate is not a party to this Agreement, shall be deemed to occur if such controlled Affiliate or Associate engages in conduct that would constitute a breach of this Agreement if such controlled Affiliate or Associate was a party to the same extent as a party to this Agreement.

10. Representations and Warranties.

(a) Each member of the Investor Group, severally and not jointly, represents and warrants that it has full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and that this Agreement has been duly and validly executed and delivered by it, constitutes a valid and binding obligation and agreement of it and is enforceable against it in accordance with its terms. Each member of the Investor Group, severally and not jointly, represents that the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of any organizational documents of it as currently in effect, and that the execution, delivery and performance of this Agreement by it does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which it is a party or by which it is bound. The Investor Group represents and warrants that, as of the date of this Agreement, it beneficially owns an aggregate of 791,088 shares of Common Stock. The Investor Group represents and warrants that it has voting authority over such shares and owns no Synthetic Equity Interests or any Short Interests in the Company.

(b) The Company hereby represents and warrants that it has full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and that this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms. The Company represents that the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of the Company as currently in effect, and that the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to the Company or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound. The Company has not taken any actions with respect to any matters related to this Agreement that require disclosure on a Current Report on Form 8-K prior to the date of this Agreement that have not previously been disclosed.

11. Termination.

(a) This Agreement shall terminate on the date that is 30 days prior to the Notice Deadline for the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) (the date of termination, the “Termination Date”), except for the obligation in the last sentence of Section 1(n), which contemplates performance after such date. For the avoidance of doubt, nothing in this Section 11(a) shall require the Company to nominate the Investor Group Designees for election to the Board at any Stockholder Meeting occurring after the Termination Date.

(b) If this Agreement is terminated in accordance with this Section 11, this Agreement shall forthwith become null and void, but no termination shall relieve either party from liability for any breach of this Agreement prior to such termination.

12. Expenses. Each party shall be responsible for its own fees and expenses incurred in connection with this Agreement and all matters related to this Agreement, except that upon presentment of reasonably appropriate and customary documentation, the Company will promptly reimburse the Investor Group for its reasonable and documented out-of-pocket fees, costs and expenses incurred in connection with this Agreement and/or the 2021 Annual Meeting, including in connection with the nomination and appointment of the Investor Group Designees, up to a maximum aggregate amount of $100,000.

13. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand, with written confirmation of receipt; (b) upon sending if sent by electronic mail to the electronic mail addresses below, with confirmation of receipt from the receiving party by electronic mail; (c) one Business Day after being sent by a nationally recognized overnight carrier to the addresses set forth below; or (d) when actually delivered if sent by any other method that results in delivery, with written confirmation of receipt:

If to the Company:	with mandatory copies (which shall not constitute notice) to:

Cedar Realty Trust, Inc. 44 South Bayles Avenue Port Washington, NY 11050 Attn: Adina G. Storch, Executive Vice President, General Counsel and Corporate Secretary Email: [Omitted]	Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 Attn: Yoel Krantz Andrew H. Goodman Email: ykrantz@goodwinlaw.com agoodman@goodwinlaw.com

If to the Investor Group:	with mandatory copies (which shall not constitute notice) to:

Camac Partners, LLC 350 Park Avenue, 13th Floor New York, NY 10022	Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 Attn: Douglas K. Schnell E-mail: dschnell@wsgr.com

14. Governing Law; Jurisdiction; Jury Waiver. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to the choice of law principles of such state that may direct application of laws of another jurisdiction. Each of the parties hereby irrevocably and unconditionally consents to and submits to the exclusive jurisdiction of the Circuit Court for Baltimore City (Maryland), Business and Technology Case Management Program and/or the U.S. District Court for the District of Maryland (the “Chosen Courts”) for any Legal Proceeding arising out of this Agreement (and agrees not to commence any Legal Proceeding relating thereto except in such court), waives any objection to the laying of venue of any such Legal Proceeding in a Chosen Court and agrees not to plead or claim in a Chosen Court that such Legal Proceeding brought therein has been brought in any inconvenient forum. Each of the parties hereby irrevocably and unconditionally agrees to request and/or consent to the assignment of any such proceeding in the courts of the State of Maryland to the Business and Technology Case Management Program pursuant to Maryland Rule 16-205 (or any successor thereof). Nothing in this Agreement shall limit or affect the rights of any party to pursue appeals from any judgments or order of a Chosen Court as provided by applicable law. Each of the parties agrees that service of process may be made on such party by prepaid certified mail in the manner provided in Section 13 with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, provided that nothing herein shall limit the right of a party to serve legal process in any other manner permitted by applicable law. Service made pursuant to the foregoing shall have the same legal force and effect as if served upon such party personally within the State of Maryland. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. No party shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

15. Specific Performance. Each party to this Agreement acknowledges and agrees that the other party would be irreparably injured by an actual breach of this Agreement by the first-mentioned party or its Representatives and that monetary remedies may be inadequate to protect either party against any actual or threatened breach or continuation of any breach of this Agreement. Without prejudice to any other rights and remedies otherwise available to the parties under this Agreement, each party shall be entitled to equitable relief by way of injunction or otherwise and specific performance of the provisions hereof upon satisfying the requirements to obtain such relief without the necessity of posting a bond or other security, if the other party or any of its Representatives breach or threaten to breach any provision of this Agreement. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement, but shall be in addition to all other remedies available at law or equity to the non-breaching party.

16. Certain Definitions and Interpretations. As used in this Agreement: (a) the terms “Affiliate” and “Associate” (and any plurals thereof) have the meanings ascribed to such terms under Rule 12b-2 promulgated by the SEC under the Exchange Act and shall include all persons or entities that at any time prior to the Termination Date become Affiliates or Associates of any applicable person or entity referred to in this Agreement; provided, however, that the term “Associate” shall refer only to Associates controlled by the Company or the members of the Investor Group, as applicable; provided, further, that, for purposes of this Agreement, the members of the Investor Group shall not be Affiliates or Associates of the Company and the Company shall not be an Affiliate or Associate of the members of the Investor Group; (b) the terms “beneficial ownership,” “group,” “participant,” “person,” “proxy” and “solicitation” (and any plurals thereof) have the meanings ascribed to such terms under the Exchange Act and the rules and regulations promulgated thereunder, provided, that the meaning of “solicitation” shall be without regard to the exclusions set forth in Rules 14a-1(l)(2)(iv) and 14a-2 under the Exchange Act; (c) the term “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or obligated to be closed by applicable law; (d) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; (e) the term “Extraordinary Transaction” means any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale, recapitalization, restructuring, or other transaction with a third party that, in each case, results in a change in control of the Company or the sale of substantially all of its assets; (f) the term “Independent Director” means an individual that (i) qualifies as an “independent director” under applicable rules of the SEC and the rules of any stock exchange on which the Company is traded and (ii) is not an employee, principal, Affiliate or Associate of the members of the Investor Group (g) the term “Net Long Position” means such shares of Common Stock beneficially owned, directly or indirectly, that constitute such person’s net long position as defined in Rule 14e-4 under the Exchange Act mutatis mutandis, provided that “Net Long Position” shall not include any shares as to which such person does not have the right to vote or direct the vote other than as a result of being in a margin account, or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares; and the terms “person” or “persons,” for purposes of the meaning of the term “Net Long Position,” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, associate, organization or other entity of any kind or nature; (h) “Notice Deadline” means the notice deadline under the By-Laws for the nomination of director candidates for election to the Board; (i) the term “Representatives” means (i) a person’s Affiliates and Associates and (ii) its and their respective directors, officers, employees, partners, members, managers, consultants, legal or other advisors, agents and other representatives acting in a capacity on behalf of, in concert with or at the direction of such person or its Affiliates or Associates; (j) the term “SEC” means the U.S. Securities and Exchange Commission; (k) the term “Short Interests” means any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Company’s equity securities by, manage the risk of share price changes for, or increase or decrease the voting power of, such person with respect to the shares of any class or series of the Company’s equity securities, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Company’s equity securities; (l) the term “Stockholder Meeting” means each annual or special meeting of stockholders of the Company, or any action by written consent of the Company’s stockholders in lieu thereof, and any adjournment, postponement, rescheduling or continuation thereof; (m) the term “Synthetic Equity Interests” means any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such person, the purpose or effect of which is to give such person economic risk similar to ownership of equity securities of any class or series of the Company, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Company’s equity securities, or which derivative, swap or other transactions provide the opportunity to profit from any increase in the price or value of shares of any class or series of the Company’s equity securities, without regard to whether (i) the derivative, swap or other transactions convey any voting rights in such equity securities to such person; (ii) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such equity securities; or (iii) such person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions; and (n) the term “Third Party” refers to any person that is not a party, a member of the Board, a director or officer of the Company, or legal counsel to either party. In this Agreement, unless a clear contrary intention appears, (i) the word “including” (in its various forms) means “including, without limitation;” (ii) the words “hereunder,” “hereof,” “hereto” and words of similar import are references in this Agreement as a whole and not to any particular provision of this Agreement; (iii) the word “or” is not exclusive; (iv) references to “Sections” in this Agreement are references to Sections of this Agreement unless otherwise indicated; (v) whenever the context requires, the masculine gender shall include the feminine and neuter genders; and (vi) all references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.”

17. Miscellaneous.

(a) This Agreement, including all exhibits hereto, contains the entire agreement between the parties and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(b) Except as provided in this Agreement, this Agreement is solely for the benefit of the parties and is not enforceable by any other persons.

(c) This Agreement shall not be assignable by operation of law or otherwise by a party without the consent of the other party. Any purported assignment without such consent is void ab initio. Subject to the foregoing sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the permitted successors and assigns of each party.

(d) Neither the failure nor any delay by a party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

(e) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that the parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the parties agree to use their reasonable best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or unenforceable by a court of competent jurisdiction.

(f) Any amendment or modification of the terms and conditions set forth herein or any waiver of such terms and conditions must be agreed to in a writing signed by each party.

(g) This Agreement may be executed in one or more textually identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

(h) Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the parties will be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation.

(i) The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties has executed this Agreement, or caused the same to be executed by its duly authorized representative, as of the date first above written.

THE COMPANY:

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce Schanzer
Name:	Bruce Schanzer
Title:	President and Chief Executive Officer

INVESTOR GROUP:

CAMAC FUND, LP

By:	Camac Capital LLC, its general partner

By:	/s/ Eric Shahinian

Name:	Eric Shahinian
Title:	Managing Member of the GP

CAMAC PARTNERS, LLC

By:	Camac Capital LLC, its general partner

By:	/s/ Eric Shahinian

Name:	Eric Shahinian
Title:	Managing Member of the GP

CAMAC CAPITAL, LLC

/s/ Eric Shahinian
Name:	Eric Shahinian
Title:	Managing Member

Eric Shahinian

/s/ Eric Shahinian

INVESTOR GROUP DESIGNEES:

Richard H. Ross

/s/ Richard H. Ross

Sharon (Hochfelder) Stern

/s/ Sharon (Hochfelder) Stern

Exhibit A

Form of Resignation

April 28, 2021

Board of Directors

Cedar Realty Trust, Inc.

44 South Bayles Avenue

Port Washington, NY 11050

Re: Resignation

Ladies and Gentlemen:

Reference is made to that certain Cooperation Agreement (the “Agreement”), dated as of April 28, 2021, by and among Cedar Realty Trust, Inc., a Maryland corporation (the “Company”), and the entities and individuals set forth on the signature pages thereto. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

I hereby irrevocably offer to resign from my position as a director of the Company and from any and all committees of the Board on which I serve, subject to acceptance of such resignation by the Board, if and as required pursuant to Section 1(l) of the Agreement.

It is understood that this letter terminates automatically upon the occurrence of the Termination Date.

Very truly yours,

Exhibit B

Press Release

[Press Release exhibit has been omitted from this Current Report, filed on April 28, 2021, because it does not provide additional material information not already included in Exhibit 99.1 of this Current Report.]